EXHIBIT 99.1

Vycor Medical Boosts Shareholder Equity by $2.4 million

BOCA RATON, FL (August 5, 2014) – Vycor Medical, Inc. (“Vycor” or the “Company”) (OTCQB—VYCO), today announces that its largest shareholder, Fountainhead Capital Management Limited (“Fountainhead”), along with certain other related and non-related parties (together, the “Fountainhead Parties”), has agreed to exchange all of its $2,355,587 of debt into an equivalent amount of preferred equity in the company.

This equity exchange will result in Vycor’s Shareholders’ Equity being increased by $2,355,587, equivalent to the current debt. Following on from the closing in April of a $5 million Common Stock and Warrants Offering at $1.80 per share, this exchange is a significant milestone towards Vycor’s objective of seeking an up-listing on a national stock exchange. This exchange is in addition to the conversion by Fountainhead in January 2014 of $1,426,542 of accrued consulting fees into an investment in the Offering, over and above the $5 million raised from investors.

Under the terms of the exchange, the Fountainhead Parties will receive $2,355,587 of Vycor Series D preferred shares (“Series D”) that will be convertible into Vycor Shares at a price of $2.15. The Series D will carry a dividend of 7% per annum, payable in cash or Series D at the Company’s option. The Company is able to redeem the Series D at par at any time, at its sole option. The Fountainhead Parties will also receive 3-year warrants equivalent to 75% of the Vycor Shares received in the exchange on a converted basis, exercisable at $3.08. Full details will be contained in a Form 8-K filing.

Under Applicable Accounting Guidance ASC 405 and 470, the exchange is accounted for as an extinguishment of debt. The Company is required to compare the carrying value of the securities being extinguished (without placing any value on security preference, default protection, conversion rights or other matters) with the fair value of the securities being issued in exchange. The fair values are determined using a variety of techniques including as Black-Scholes and Monte Carlo simulation, taking into account stock volatility but not, importantly, stock illiquidity, to derive a theoretical fair value. The securities issued in exchange are then recorded on the balance sheet at this fair value and the difference between fair value of the new securities and the carrying value of the extinguished securities is recognized in the income statement as a gain or loss. Vycor’s Board commissioned an independent party to carry out a valuation of the securities.

Under the terms of the exchange, the total theoretical fair value of the new securities (Series D and warrants) is approximately $3,000,000 compared to the carrying value of the debt of $2,355,587. This results in a theoretical cost of debt extinguishment of approximately $645,000. The net impact, however, is to increase Shareholder’s Equity by $2,355,587, equivalent to the current debt.

Adrian Liddell, the chairman of Vycor, commented: “This transaction was carefully reviewed by outside counsel and based on their expertise the Audit Committee and Board of Directors of Vycor

consider this exchange as very beneficial to the Company, considerably strengthening the balance sheet, and in the best interests of all shareholders”.

At the same time, in a transaction not related to the exchange, Fountainhead entered into an agreement with the Company preventing it from selling any Vycor Shares currently held by Fountainhead below $4.50. In return, the Company agreed to extend the life of certain of Fountainhead’s existing warrants expiring in 2015 to the same 3-year term as the warrants being issued under the exchange.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTC Bulletin Board: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue.

Vycor Medical’s ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge.  VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. The company is ISO 13485:2003 compliant, has U.S. FDA 510(k) clearance for brain and spine surgeries and full regulatory approvals for brain in Australia, Canada, China, Europe (EU – Class III), and Japan and is seeking or has partial regulatory approvals in India, Korea, Russia, Taiwan and Vietnam. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments.  The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries. VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist.  VRT also has CE Marking for the EU. NovaVision also provides Neuro Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect.

In March 2014 the Company soft-launched NeuroEyeCoach™ in the US, which is the first commercially available saccadic therapy deliverable via the web to patients’ computers at their own homes. The program is supported by more than four decades of scientific findings and was developed as collaboration between the Company, and Josef Zihl, a NovaVision Scientific Advisor and world thought leader in saccadic training and the pioneer of this computer based training technique. The program is designed to result in a meaningful improvement in the patient’s visual search performance resulting in improvements in their navigation and object finding skills. Given that NeuroEyeCoach™ addresses the patients difficulty with their eye movements and their ability to integrate visual information while VRT focuses on the restoration of lost vision the two therapies are highly complementary. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc Investor Contacts:

Hayden IR

Brett Maas, Managing Partner

(646) 536-7331

brett@haydenir.com

Or

Cameron Donahue, Partner

(651) 653-1854

cameron@haydenir.com